Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Tiffany Kanaga (302) 897-0668 or kanaga_tiffany@elanco.com

Media Contact: Colleen Parr Dekker (317) 989-7011 or colleen_parr_dekker@elanco.com

Elanco Animal Health Hosts Investor Day, Demonstrating Inflection Point Toward Accelerated Value Creation

•	Strengthened and expanded Innovation, Portfolio, Productivity (IPP) strategy to deliver long-term growth algorithm targeting ~3%-4% average annual revenue growth, double-digit annual adjusted EBITDA growth, and double-digit annual adjusted EPS growth.

•	Increased and tightened fourth quarter 2020 revenue guidance to $1,040 to $1,070 million, and added fourth quarter 2020 guidance including adjusted EBITDA of $140 to $160 million, EPS of ($0.38) to ($0.32), and adjusted EPS of $0.06 to $0.12.

•	Introduced 2021 guidance with revenue of $4,520 to $4,600 million, adjusted EBITDA of $940 to $1,000 million, EPS of ($0.28) to ($0.14), and adjusted EPS of $0.83 to $0.95.

•	Consistent revenue contribution from innovation, including eight expected launches in 2021.

•	Accelerating value capture by two years, to adjusted EBITDA synergies of $300 million in 2023.

GREENFIELD, Ind. (December 15, 2020) - Elanco Animal Health Incorporated (NYSE: ELAN) today will host its Investor Day, where the executive leadership team will outline the company’s strengthened and expanded Innovation, Portfolio, Productivity (IPP) strategy, introduce a long-term growth algorithm for accelerated value creation, and discuss 2020 financial targets and 2021 guidance.

"Today offers a transparent look into our business,” said Jeff Simmons, president and chief executive officer at Elanco. “We are sharing the granular components of our long-term growth algorithm, which provide a clear path toward our targeted ~3%-4% average annual revenue growth, and double-digit annual adjusted EBITDA and adjusted EPS growth. Elanco is well positioned in the attractive animal health industry, including enhanced scale, capabilities, and commercial leadership through the Bayer Animal Health acquisition. We are at an inflection point in our transformation, with a focus on execution and accountability.”

Strengthened and Expanded IPP Strategy

Through its combination with Bayer Animal Health, Elanco has bolstered its long-standing IPP strategy:

•	Innovative Future: Elanco will provide an unprecedented view of its pipeline, starting with eight expected launches in 2021, including one with blockbuster potential. Innovation contributions will lead the company’s sustainable top-line growth, expected to add approximately $80 to $150 million in revenue annually, or 2%-3% to total company revenue growth.

•	Maximizing the Portfolio: The new Elanco is balanced across species and geographies, with enhanced scale and capabilities, an optimized commercial organization, and greater access to animals. The company will drive growth through a focused brand approach and key enablers, including launch excellence, omnichannel leadership, geographic focus, pricing, and the digital ecosystem.

•	Focus on Productivity: Elanco is accelerating the value capture opportunity through the Bayer Animal Health transaction to deliver $300 million in synergies by 2023, two years faster and at the high end of the company’s earlier commitment. At the same time, the company will continue to execute the multi-year productivity agenda across our manufacturing network to achieve at least an additional $100 million in savings by 2023.

“We are raising and narrowing Q4 2020 revenue guidance, demonstrating positive momentum in the underlying business, and we are committed to delivering our balanced 2021 guidance,” said Todd Young, executive vice president and chief financial officer at Elanco. “Today we are outlining a comprehensive roadmap to long-term margin and net leverage targets, while driving our productivity agenda and synergy capture. We are enhancing visibility, accountability, and governance, and we expect IPP to underpin accelerated value creation for our shareholders.”

Financial Guidance

For the fourth quarter of 2020, management now expects:

•	Total revenue: $1,040 to $1,070 million, an increase from $1,020 to $1,060 million previously

•	Adjusted gross margin: Approximately 52%

•	Operating expenses: $425 to $445 million

•	Adjusted EBITDA: $140 to $160 million

•	Depreciation: Approximately $42 million

•	GAAP earnings per share: ($0.38) to ($0.32)

•	Adjusted earnings per share: $0.06 to $0.12

Elanco is providing a 2020 pro forma reference base, inclusive of fourth quarter of 2020 guidance. This base is materially correct based on the public filings of Bayer and Elanco; however, due to certain data limitations, including foreign exchange rates, these numbers may have some non-material differences to actual results. This base is a good faith summary to provide better financial context to investors about the expected performance of Elanco in 2021:

•	Total revenue: $4,370 to $4,400 million

•	Adjusted gross margin: Approximately 54.5%

•	Operating expenses: $1,740 to $1,760 million

•	Adjusted EBITDA: $780 to $800 million

•	Depreciation: Approximately $156 million

For the full year 2021, management expects:

•	Total revenue: $4,520 to $4,600 million, including a negative impact of $70 to $75 million from $25 million of additional antitrust divestitures as well as the discontinuation of low-margin distribution agreements

•	Adjusted gross margin: 55.5% to 56.5%

•	Operating expenses: $1,730 to $1,760 million

•	Adjusted EBITDA: $940 to $1,000 million

•	Depreciation: Approximately $175 million

•	GAAP earnings per share: ($0.28) to ($0.14)

•	Adjusted earnings per share: $0.83 to $0.95

•	Year-end net leverage: ~5.5x

Long-Term Margin & Net Leverage Targets

Elanco expects to achieve adjusted gross margin of 60% in the 2023 to 2024 timeframe, and adjusted EBITDA margin of 31% in 2024. Management also anticipates reaching less than 3x net leverage by the end of 2023.

Webcast & Conference Call Details

Elanco will host a webcast and conference call at 10:00 a.m. Eastern today, during which company executives will outline their strategy to drive long-term shareholder value while also providing financial guidance for the fourth quarter of 2020, the full year 2021, and the long-term outlook. The event will conclude with a live question and answer session to take inquiries from analysts. Investors, analysts, members of the media, and the public may access the webcast and accompanying slides by visiting the Elanco website at https://investor.elanco.com and selecting Events and Presentations. A replay of the webcast will be archived and made available a few hours after the event in the same location on the company's website.

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching life and our Elanco Healthy Purpose™ Sustainability/ESG framework – all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act), including, without limitation, statements concerning our expectations relating to the integration of Bayer Animal health, expected synergies and cost savings, reduction of debt, the impact of the COVID-19 pandemic on our business, our 2020 fourth quarter and 2021 as well as long-term outlook, our industry and our operations, performance and financial condition, and including in particular, statements relating to our business, growth strategies, distribution strategies, product development efforts and future expenses.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions, including but not limited to the following:

•	heightened competition, including from innovation or generics;

•	the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

•	changes in regulatory restrictions on the use of antibiotics in food animals;

•	the impact on our operations, the supply chain, customer demand, and our liquidity as a result of the coronavirus (COVID-19) global health pandemic;

•	our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

•	an outbreak of infectious disease carried by food animals;

•	the success of our R&D and licensing efforts;

•	our ability to complete acquisitions and successfully integrate the businesses we acquire, including our recent acquisition of the Bayer Animal Health business;

•	the impact of the COVID-19 global health pandemic on our ability to achieve the anticipated revenue, earnings, accretion and other benefits associated with the acquisition of the Bayer Animal Health business;

•	misuse, off-label or counterfeiting use of our products;

•	unanticipated safety, quality or efficacy concerns associated with our products;

•	the impact of weather conditions and the availability of natural resources;

•	disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

•	consolidation of our customers and distributors;

•	the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

•	risks related to our presence in emerging markets;

•	changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

•	the impact of global macroeconomic conditions; and

•	the effect on our business resulting from our separation from Eli Lilly and Company (Lilly), including the various costs associated with transition to a standalone entity, including the ability to stand up our enterprise resource planning (ERP) system and other information technology systems.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and 10-Q filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Acquisition of Bayer Animal Health

The valuation of assets acquired and liabilities assumed related to the acquisition of Bayer Animal Health has not yet been finalized as of December 15, 2020. The purchase price allocation is preliminary at this time and subject to change, including the valuation of inventories, property and equipment, intangible assets, income taxes and goodwill, among other items. The amounts recognized will be finalized as the information necessary to complete the analysis is obtained, but no later than one year after the acquisition date. Finalization of the valuation during the measurement period could result in a change in the amounts recorded for the acquisition date fair value, which could impact the company’s financial results.

Use of Non-GAAP Financial Measures:

We use non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted EPS, and adjusted gross margin to assess and analyze our operational results and trends as explained in more detail in the following reconciliation tables.

We believe these non-GAAP financial measures are useful to investors because they provide greater transparency regarding our operating performance. Reconciliation of non-GAAP financial measures and reported GAAP financial measures are included in the appendix of the Investor Day presentation and are posted on our website at www.elanco.com. The primary material limitations associated with the use of such non-GAAP measures as compared to U.S. GAAP results include the following: (i) they may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) they exclude financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) they exclude items or types of items that may continue to occur from period to period in the future and (iv) they may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations. These non-GAAP measures are not, and should not be viewed as, substitutes for U.S. GAAP reported measures. We encourage investors to review the Company’s latest Forms 10-K and subsequent for 10-Qs filed with the Securities and Exchange Commission. We caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

The company has not reconciled its 2020 GAAP net income to 2020 non-GAAP pro forma adjusted EBITDA and its 2020 GAAP gross margin to 2020 non-GAAP pro forma adjusted gross margin because the reconciling items between such GAAP and non-GAAP financial measures is not available without unreasonable effort.

Elanco Animal Health Incorporated

Reconciliation of GAAP Reported to Selected Non-GAAP Adjusted Information

(Unaudited)

(Dollars in millions, except per share data)

We define adjusted gross margin as adjusted gross profit divided by total revenue. Adjusted gross profit is defined as total revenue less adjusted cost of sales. Adjusted cost of sales is cost of sales excluding amortization of inventory fair value adjustments recorded from the acquisition of Bayer Animal Health in 2020 and 2021 and charges associated with the write-off of marketing inventory recorded from the acquisition of Bayer Animal Health in Q3 2020.

We define adjusted EBITDA as net income (loss) adjusted for interest expense (income), income tax expense (benefit) and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations adjusted for income tax expense associated with the excluded financial items.

We define adjusted EPS as adjusted net income divided by the number of weighted average shares outstanding for the three and twelve months ending December 31, 2020 and the twelve months ending December 31, 2021.

Our net leverage ratio is calculated as gross debt less cash & equivalents on our balance sheet divided by adjusted EBITDA as reported.

The following is a reconciliation of GAAP financial measures to selected non-GAAP adjusted information:

Q4 2020 Guidance
GAAP EPS	$(0.38) – (0.32)
Cost of sales	0.14
Amortization of intangible assets	0.24
Asset impairment, restructuring, and other special charges	0.19 – 0.23
Subtotal	$0.57 – 0.61
Tax impact of adjustments	(0.14) – (0.17)
Total adjustments to EPS	$0.43 – 0.44

Adjusted EPS(1)	$0.06 – 0.12

Full Year 2020 Guidance
GAAP EPS	$(0.96) – (0.90)
Cost of sales	0.25
Amortization of intangible assets	0.71
Asset impairment, restructuring, and other special charges	0.87 – 0.91
Subtotal	$1.83 – 1.87
Tax impact of adjustments	(0.49) – (0.52)
Total adjustments to EPS	$1.34 – 1.35

Adjusted EPS(1)	$0.39 – 0.45

Full Year 2021 Guidance
GAAP EPS	$(0.28) – (0.14)
Cost of sales	0.14
Amortization of intangible assets	0.95
Asset impairment, restructuring, and other special charges	0.26 – 0.30
Subtotal	$1.35 – 1.39
Tax impact of adjustments	(0.25) – (0.29)
Total adjustments to EPS	$1.10

Adjusted EPS(1)	$0.83 – 0.95

Note: Numbers may not add due to rounding

(1) Adjusted EPS is calculated as the sum of EPS and total adjustments to EPS

For the periods presented, we have not made adjustments for all items that may be considered unrelated to our long-term operations. We believe adjusted EBITDA, when used in conjunction with our results presented in accordance with U.S. GAAP and its reconciliation to net income, enhances investors' understanding of our performance, valuation, and prospects for the future. We also believe adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The following is a reconciliation of U.S. GAAP net income guidance for the three and twelve months ending December 31, 2020 and the twelve months ending December 31, 2021 to EBITDA, adjusted EBITDA, and adjusted EBITDA Margin, which is adjusted EBITDA divided by total revenue, for the respective periods:

Q4 2020 Guidance
Net income (loss)	$(185) – (155)
Net interest expense	60
Income tax expense (benefit)	(80) – (70)
Depreciation and amortization	165
EBITDA	$(40) – 0
Non-GAAP adjustments:
Cost of sales	70
Asset impairment, restructuring, and other special charges	110 – 90
Accelerated depreciation and amortization(1)	2
Other – net, (income) expense	–
Adjusted EBITDA	$140 – 160
Adjusted EBITDA margin	13.5% – 15.0%

Full Year 2020 Guidance
Net income (loss)	$(425) – (395)
Net interest expense	150
Income tax expense (benefit)	(195) – (185)
Depreciation and amortization	455
EBITDA	$(15) – 25
Non-GAAP adjustments:
Cost of sales	110
Asset impairment, restructuring, and other special charges	570 – 550
Accelerated depreciation and amortization(1)	8
Other – net, (income) expense	(165)
Adjusted EBITDA	$510 – 530
Adjusted EBITDA margin	15.0% – 16.5%

Full Year 2021 Guidance
Net income (loss)	$(140) – (70)
Net interest expense	236 – 244
Income tax expense (benefit)	(20) – (10)
Depreciation and amortization	645
EBITDA	$725 – 805
Non-GAAP adjustments:
Cost of sales	70
Asset impairment, restructuring, and other special charges	145 – 125
Accelerated depreciation and amortization(1)	2
Other – net, (income) expense	–
Adjusted EBITDA	$940 – 1,000
Adjusted EBITDA margin	21% – 22%

Note: Numbers may not add due to rounding

(1) Represents depreciation and amortization of certain assets that has been accelerated in 2020 and will be accelerated in 2021. This amount must be added back to arrive at adjusted EBITDA because it is included in asset impairment, restructuring, and other special charges but it has already been excluded from our EBITDA calculation